EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                                                  Three Months Ended
                                                                      March 31,
                                                         ----------------------------------
                                                              2001                  2000
                                                         ----------------------------------
BASIC AND DILUTED

      Weighted average shares outstanding                  23,514,000            19,234,000
                                                         ============           ===========

      Net loss                                           $ (2,472,264)           (2,758,952)
                                                         ============           ===========

      Basic loss per share                               $      (0.11)                (0.14)
                                                         ============           ===========

ADDITIONAL DILUTED CALCULATION

      Net loss, above                                    $ (2,472,264)           (2,758,952)
                                                         ============           ===========

      Additional adjustment to weighted average
        number of shares:
      Weighted average shares outstanding,
        above                                              23,514,000            19,234,000
      Dilutive effect of contingently issuable shares,
        stock options and convertible preferred stock       2,045,000             5,084,000
                                                         ------------           -----------

      Weighted average number of shares, adjusted          25,559,000            24,318,000
                                                         ============           ===========

      Diluted loss per share, adjusted                   $      (0.10)(A)             (0.11)
                                                         ============           ===========


   (A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.